Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This Separation Agreement (“Agreement”) is made by and between Traws Pharma (“Traws” or “Company”) and Mark Guerin (“Guerin” or “you”). In consideration for the execution of this Agreement, and the performance of the terms and conditions herein, Traws and Guerin (each a “Party,” and collectively the “Parties”) agree as follows:

1.            Termination of Employment. The Parties agree that Guerin served the Company as its Chief Financial Officer. The Parties’ employment relationship terminated for all purposes no later than February 5, 2025 (the “Termination Date”). Beginning on February 6, 2025, Guerin will provide transition services to the Company as outlined herein.

2.            Payment of Moneys Owed. Guerin acknowledges that as of Termination Date, Guerin has been paid all monies, wages, or salary due during the Parties’ relationship, including any accrued, unused vacation. Guerin is entitled to the payment of all undisputed wages due regardless of whether Guerin signs this Agreement. Except for incurred but not yet paid healthcare benefits, Guerin’s accrual of, and eligibility for, vacation, sick leave, holiday pay, and any other employee benefits and privileges, if any, ceased on the Termination Date. Guerin further acknowledges that Guerin is not aware of the amount or existence of any unreimbursed business expenses incurred as a result of duties of his employment relationship with Company.

3.            Consideration. The purpose of this Agreement is to allow payment to Guerin of consideration and to cause the release of any and all potential claims against the Company and all persons and entities being released herein from every claim and/or cause of action that Guerin has or may have against the Company through the effective date of each release contemplated in this Agreement, and all persons and entities being released herein. To avoid any legal claims, and in consideration for Guerin’s promises in this Agreement, including the general release of claims, if Guerin signs and does not revoke this Agreement, Traws agrees to pay the amounts below:

a.	$250,000, less standard payroll deductions and withholdings, paid in 9 monthly cash installments commencing in the first 15 days following the Termination Date in accordance with the Company’s normal payroll practices;

b.	$150,000, less standard payroll deductions and withholdings, paid in a single lump sum within 1 business day of execution of this Agreement, which amount shall include all amounts due and payable to Guerin for accrued and unused vacation time through the Termination Date;

c.	Employer portion of COBRA coverage, if elected by Guerin, for 9 months post termination. The COBRA coverage benefit will be paid on a monthly basis until the earliest of: (i) 9 months after the Termination Date; (ii) the date when Guerin becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (iii) the date Guerin ceases to be eligible for COBRA continuation coverage for any reason;

d.	Mr. Guerin will be granted $75,000 of restricted stock units (“RSUs”) on the Termination Date, which RSUs shall be granted pursuant to Traws’ 2021 Incentive Compensation Plan, as amended and restated (the “2021 Plan”), and shall vest in two substantially equal annual installments, with the first 50% vesting on the one year anniversary of the Termination Date and the second 50% vesting on the second year anniversary of the Termination Date, with the only vesting condition in each case being the passage of time without Guerin’s material breach of his obligations under this Agreement;

e.	Notwithstanding anything contrary in the 2021 Plan (or other Traws’ incentive plan pursuant to which outstanding awards were issued to Guerin) or the corresponding award agreements, Traws will (i) accelerate the vesting of all outstanding unvested RSUs and stock options held by employee, such that all such RSUs and stock options shall become fully vested as of the Termination Date, and (ii) extend the exercise period of all outstanding stock options held by Guerin as of the Termination Date through February 5, 2026 (the “Exercise Extension”).

Guerin agrees that Traws is not required to make any of the payments identified in this section if Guerin fails to sign, or if Guerin revokes, this Agreement.

4.            Acknowledgment of Consideration. The Parties understands and agree that the Parties will not receive the consideration specified herein, unless the Parties execute, and do not revoke, this Agreement, and fulfill the other promises contained herein. The Parties agree that Parties have no independent legal duty to provide each other with the consideration set forth in this Agreement absent the terms of the Agreement itself. As such, Guerin acknowledges that the payment described in Paragraph 3 above, represents an amount above and beyond that to which Guerin would be entitled if Guerin did not enter into this Agreement.

5.            Complete and General Release. In consideration for the payment provided for in Paragraph 3, above, Guerin unconditionally hereby covenants not to sue and fully and unconditionally forever releases and discharges Traws, Onconova Therapeutics, Inc., their past, present, and future representatives, directors, officers, employees, and agents, their attorneys, affiliates, members, and shareholders, as well as all parent companies, affiliated companies, subsidiary companies, clients, client facilities, consultants, predecessors, assignors, and/or assigns (collectively, “Released Parties”), from and against any and all claims, causes of action, judgments, liens, demands, damages, obligations, suits, contracts, liabilities, losses, costs, and expenses, including, but not limited to, attorneys’ fees and disbursements, or offsets of any nature whatsoever (collectively, “Claims”) that Guerin now has, has had, or may hereafter have against Released Parties arising out of the Parties’ relationship, the cessation of this relationship, including but not limited to those claims arising out of or relating to (i) Guerin’s performance and reputation, (ii) harassment, (iii) discrimination, (iv) retaliation, and (v) any Claims arising under the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Federal Rehabilitation Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Pennsylvania Human Relations Act (PHRA), Pennsylvania Whistleblower Law, the Pennsylvania Public Employee Relations Act, the Philadelphia Fair Practices Ordinance, and any other applicable state or federal laws relating to employment. Except for any rights created by this Agreement, and rights that are nonwaivable, this General Release is intended to be interpreted as broadly as possible and to apply to any and all claims available to Guerin in any forum, including, but not limited to, any claims for unpaid wages, unpaid penalties or premiums, liquidated damages, class or representative actions governing employment (to the fullest extent allowed by applicable law), constructive termination, negligent or intentional infliction of emotional distress, harassment, discrimination, wrongful termination, negligence, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, personal injury; assault, battery, invasion of privacy, false imprisonment, conversion, disability benefits, violation of any provision of federal or state law governing employment, and any claim for attorneys’ fees or costs. All such claims are forever barred and by this Agreement. The Company, on behalf of itself and its affiliates, hereby covenants not to sue and fully and unconditionally forever releases and discharges Guerin and his spouse, heirs, attorneys, advisors, and agents from and against any and all claims, causes of action, judgments, liens, demands, damages, suits, contracts, liabilities, losses, costs, and expenses.

However, this release shall not apply to claims for workers’ compensation benefits or unemployment insurance benefits or any other claims that Guerin cannot, by statute, lawfully waive by this Agreement. This Agreement does not limit Guerin’s right to receive an award for information provided to the U.S. Securities and Exchange Commission pursuant to Section 21 F-17 of the Dodd Frank Wall Street Reform and Consumer Protection Act. This Agreement does not prevent Guerin from complying with a discovery request, from testifying at a hearing or trial involving a claim of sexual harassment or participating in any related investigation or exercising their right under state or federal law to engage in concerted activity for mutual aid or protection.

6.            Covenant Not to Sue. A “covenant not to sue” is a legal term that means the covenanting party promises not to file a lawsuit in court. It is different from the Complete and General Release of claims contained in Paragraph 5, above. Besides waiving and releasing the claims covered by Paragraph 5, above, each Party represents and warrants that it has not filed, and agrees that it will not file, or cause to be filed, any judicial complaint or lawsuit involving any claims such Party has released in Paragraph 5, and that Party agrees to withdraw any judicial complaints or lawsuits it has filed, or that were filed on its behalf, prior to the Effective Date. Each Party agrees and acknowledges that, if it sues the other Party or any other Released Party in violation of this Agreement, then it shall pay all legal expenses, including reasonable attorneys’ fees, incurred by any the other Party or a Released Party in defending against such suit. Notwithstanding this Covenant Not to Sue, Guerin may bring a claim against the Company to enforce this Agreement or may pursue claims that are unwaivable.

7.            Release of Unknown Claims. As part of this Agreement, each Party acknowledges and agrees that it has reviewed and hereby expressly waives the provisions of Section 1542 of the California Civil Code, or any similar state or federal statute. Section 1542 provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Each Party acknowledges and agrees that, except as otherwise provided in this Agreement or by law, this Agreement extends to all claims or causes of action, of every nature and kind whatsoever, known or unknown, suspected or unsuspected, enumerated in this Agreement or otherwise. Each Party understands and agrees that it may hereafter discover presently unknown or unsuspected facts or claims different from or in addition to those that such Party now knows or believes to be true as to the matters released herein. Nevertheless, it is each Party’s intention, through this Agreement, to fully, finally and forever release all such matters, and all claims related thereto, which do now exist, may exist or heretofore have existed, except those subject to Section 8 below.

8.            Exclusions. Notwithstanding any contrary provision in this Agreement, excluded from this Agreement are any claims or rights that cannot be waived by law, including the right to file a charge of discrimination with, or participate in an investigation conducted by, an administrative agency. Guerin is waiving, however, the right to any monetary recovery or other relief in connection with such a charge. Nothing in this agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. Also excluded from the Release are any rights or claims arising under this Agreement or after the Effective Date.

9.            Inapplicability of California Labor Code Section 206.5 Or Similar Statutes. Guerin and Traws acknowledge and agree that California Labor Code section 206.5 is inapplicable. That section provides:

An employer shall not require the execution of a release of a claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of those wages has been made. A release required or executed in violation of the provisions of this section shall be null and void as between the employer and the employee. Violation of this section by the employer is a misdemeanor.

10.            Older Worker’s Benefit Protection Act. This Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that Guerin has or may have under the federal Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers’ Benefit Protection Act of 1990, 29 U.S.C. §§ 621 et seq. This Paragraph and this Agreement are written in a manner calculated to be understood by Guerin. Guerin is hereby advised in writing to consult with an attorney before signing this Agreement. Guerin has up to 21 days in which to consider signing this Agreement, although Guerin may sign this Agreement at any time within the 21-day period. If Guerin decides not to use all 21 days, Guerin knowingly and voluntarily waives any claims that Guerin was not given the 21-day period or did not use the entire 21 days to consider this Agreement. If Guerin does sign it, Guerin may revoke this Agreement at any time within the 7-day period following the date Guerin signs this Agreement by providing written notice of revocation to Werner Cautreels via email wcautreels@trawspharma.com, so that such written notice is received before the 7-day period revocation period expires. If Guerin signs and does not revoke this Agreement within the 7-day revocation period, this Agreement will become effective on the 8th day after it is fully executed (the “Effective Date”). In addition, Guerin agrees that if Guerin revokes this Agreement as provided above, the Agreement shall not be effective or enforceable and Guerin will not receive the consideration provided for in Paragraph 3, above. Guerin acknowledges that Guerin is signing this Agreement knowingly and voluntarily and intends to be bound legally by its terms.

11.            Cooperation with Investigation or Litigation. In the event any of the Released Parties are engaged in an investigation, prosecution or litigation of any kind on claims or a subject matter in which you are involved, have information, or are a witness or defendant other than a claim you bring to enforce your rights under this Agreement or a claim as to matters described in Section 8 of this Agreement, you agree to fully respond to any inquiries, provide written materials or documents in a timely manner, and otherwise provide us or our attorneys with any and all information necessary for the defense of the case. You further agree not to disclose any attorney-client privileged communications, attorney work product or any other confidential communications regarding such investigation, prosecution or litigation matters unless compelled to do so by a court order from a court with jurisdiction over the matter. The provisions of this paragraph apply to any investigation, prosecution or litigation initiated involving the Released Parties (other than matters excluded above) in which you may be asked to assist after your execution of this Agreement. Any such requested cooperation shall be structured so as to take into account your personal and professional schedules. The Company will pay or reimburse all reasonable expenses incurred in connection with your cooperation under this Agreement.

12.            Participation in Claims. Guerin agrees that Guerin will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or the Released Parties, unless under a subpoena or other court order to do so. Guerin further agrees and promises not to encourage or facilitate any future litigation or claims against Company or the Released Parties. This does not prevent Guerin from providing information to an agency of the federal, state or local government, or filing a charge or complaint with such an agency.

13.            Non-Disparagement. Guerin agrees that they shall not disparage the reputation of any Released Parties to any person or entity whatsoever. This includes written statements, oral statements, or other conduct that could reasonably disparage any Releasee’s reputation (including, but not limited to, any third-party media outlet, Glassdoor, Yelp, Facebook, Twitter, LinkedIn, Instagram, TikTok, Snapchat or other social media service or personal website). Guerin further agrees that Guerin shall take all reasonable steps to prevent others from making such statements on Guerin’s behalf. If the Company has a good faith belief that Guerin has violated this Agreement by posting on a website/forum (social media, third party, or otherwise), the Parties agree that the website/forum administrator shall be required to remove the applicable posting. If the Company has a good faith belief that Guerin has violated this Agreement by posting on a website/forum (social media, third party, or otherwise) but the posting is anonymous, the Parties agree that the website/forum administrator is authorized to disclose the identity of the poster, if the individual is Guerin, at the request of the Company. The Parties agree that the Company is permitted to provide a copy of this Agreement to the website/forum in support of the request. Nothing in this paragraph shall preclude Guerin from responding truthfully to inquiries made in connection with any legal or governmental proceeding pursuant to subpoena or other legal process. If at any time in the future Guerin believes that they may be required by subpoena or other legal process that implicates this paragraph, they shall provide written notification to the Company no less than ten court days before any such compelled disclosure is due to be made. Guerin agrees and understands that this paragraph is a material term and condition for the Company. Nothing in this Agreement shall restrict your rights pursuant to Section 7 of the National Labor Relations Act. The Company, limited to its current board members and executive officers for purposes of this section, agrees that they shall not disparage the reputation of Guerin to any person or entity whatsoever. Notwithstanding the above, the Company and Guerin may make truthful statements that could be interpreted as disparaging in connection with actions to enforce its rights under this Agreement or in response to the other Party’s disparaging statements.

14.            Non-Disclosure of Trade Secrets, Confidential or Proprietary Information. Guerin understands and agrees that Guerin will not, for any reason, disclose to others or use for the benefit of anyone other than Traws any trade secret, “confidential information” or proprietary information of Traws, including, but not limited to, information relating to Traws’ customers, clients, employees, consultants, affiliates, partners, vendors, services, know-how, techniques, computer systems, programs, policies and procedures, research, projects, future developments, costs, losses or profits. Guerin further understands and agrees that the use of any trade secret, confidential or proprietary information belonging to Traws shall be a material breach of this Agreement. By signing this Agreement, Guerin warrants and represents that, as of the date of the signing of this Agreement, Guerin has not used or disclosed the Company’s trade secret, confidential or proprietary information in any manner that contravenes this provision.

a.	Definition of Confidential Information. For purposes of this Agreement, Guerin acknowledges that “confidential” information includes, without limitation, information regarding Company’s operations, finances, financial losses, financial improprieties, vendors, clients or partners including all materials, documents (including, vendor companies and their respective contacts, without limitation) financial reports, and all other tangible media of expression, information related to current, future and proposed programs, operations, financial arrangements, information related to current, future or proposed operations of Company, including, without limitation, information concerning financial information, procurement requirements, vendor information, compensation of employees or independent contractors of Company (other than Guerin’s compensation information), reports and information, financial studies, loss studies, strategic plans of Company, and drawings, specifications and plans. The confidential information also includes, without limitation, all proprietary and confidential information of any third party disclosed to Company, its employees, vendors or independent contractors, in the course of Company’s business, Company’s terms and conditions, the terms, conditions and status of any existing agreements and relationships between Company and any vendors, partners, suppliers, subcontractors or other entities, Company processes and techniques, data, formulae, and compositions, service techniques and protocols, ideas, and strategic plans possessed, developed, accumulated or acquired, financial information, and any other matter or thing, whether or not recorded on any medium (a) by which Company derives actual or potential economic value from such matter or thing being not generally known to other persons or entities who might obtain economic value from its disclosure or use, or (b) which gives Company an opportunity to obtain an advantage over its competitors who do not know or use the same. Confidential information does not include information which (i) has been released by Company to the general public (including via governmental filings), (ii) is otherwise readily ascertainable from public or published information or sources, or (iii) has been released to the general public without wrongful action or inaction by Guerin.

b.	Guerin Representations Regarding Confidential Information. Guerin affirms and represents that Guerin has not copied, photographed, photocopied, altered, modified, disassembled, decompiled, or in any manner reproduced any materials containing or constituting confidential information and has returned all such materials, together with any copies thereof, to Company. Guerin further represents that Guerin will not publish any confidential information belonging to Company prior to Company’s intentional public disclosure of that confidential information, at which time it will no longer be confidential information to the limited extent that it is actually publicly disclosed. Disclosure of confidential information is not precluded if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided that Guerin will first give notice to Company and, to the extent practicable, before responding to the court order, permit Company to make a reasonable effort to obtain a protective order regarding that confidential information.

15.            Return of All Company Materials. Guerin acknowledges that all tangible information and property, including all cameras, laptops, computers, phones, customer property, files, digital files, digital coding, records, summaries, bills, invoices, copies, excerpts, data, memoranda, letters, notes, written policies and procedures, manuals and other information or material pertaining to Guerin’s work for the Company or containing confidential information that came into Guerin’s custody, possession or knowledge or were compiled, prepared, developed or used by Guerin at any time in the course of or in connection with Guerin’s work for the Company, and all tangible property put in Guerin’s custody or possession by the Company in connection with Guerin’s work for the Company is solely the property of the Company. Guerin hereby certifies that Guerin will return to Traws by February 21, 2025, all such tangible information and, to the extent that any such tangible information is later discovered in the possession, custody, or control of Guerin, Guerin agrees that Guerin will immediately return to the Company all such tangible information in Guerin’s possession, custody, or control. Guerin further certifies that Guerin has returned to Traws all property and equipment of Traws, whether in hard copy or electronic format, including any files or documents that Guerin may have copied or transferred from any Company computer desktop or laptop, iPad/electronic tablet and cell phone prior to returning them to Company, including but not limited to keys and fob, and, again, to the extent that any Traws property or equipment is later discovered in Guerin’s possession, custody, or control, Guerin agrees to immediately return to the Company all such Company property and equipment. Guerin also agrees not to delete any Company related information from any electronic device provided to Guerin by the Company.

16.            Transition Services. From February 6, 2025 to February 21, 2025 (the “Transition Period”), Guerin will carry out such transition duties and responsibilities, which shall be consistent with his expertise, as reasonably requested by the Chief Executive Officer of the Company, including transitioning Guerin’s duties and responsibilities and completing tasks as required by the Company. During the Transition Period, Guerin will continue to serve the Company faithfully, conscientiously and to the best of his ability. Guerin shall continue to devote sufficient time, attention, knowledge, energy and skills as his duties may reasonably require. During the Transition Period, Guerin will continue to earn his equivalent salary amount paid on normal payroll cycles. Nothing in this section shall be construed to require the Company to establish, maintain or continue any compensation or benefit plan, program or arrangement. Following the conclusion of the Transition Period, Guerin agrees to execute a Second Release, attached as Exhibit A. Guerin’s (i) failure to execute and return the Second Release, or (ii) revocation or material breach of the terms of the Second Release, shall relieve the Company from any remaining payments identified in Section 3 above or obligations identified herein. In the event that Guerin fails to execute the Second Release, or revokes or materially breaches the terms of this Agreement or the Second Release, (i) the vesting of the RSUs granted to Guerin pursuant to Section 3d above shall cease and any portion of such RSUs that are unvested as the date of such failure, revocation or breach shall automatically forfeited and cancelled, and (ii) the Exercise Extension set forth in Section 3e, including Guerin’s right to exercise any outstanding stock options, shall automatically terminate effective as of the date of such failure, revocation or breach.

17.            On-The-Job Injury. Guerin certifies that Guerin has not experienced a job-related illness or injury for which Guerin has not already filed a claim.

18.            CIRCULAR 230 DISCLAIMER. EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE “ACKNOWLEDGING PARTY”; AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN “OTHER PARTY”) ACKNOWLEDGES AND AGREES THAT (1) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PART 10, AS AMENDED); (2) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HIS, HER OR ITS OWN INDEPENDENT LEGAL AND TAX ADVISERS FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY’S OR ADVISER’S TAX STRATEGIES (REGARDLESS OF WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

19.            Governing Law and Interpretation. Any and all disputes between the Parties, arising under or relating to this Agreement or any other dispute arising between the Parties, further including any disagreement as to whether such dispute or claim is arbitrable, shall be adjudicated and resolved exclusively through binding arbitration before the American Arbitration Association pursuant to the American Arbitration Association’s then-in-effect National Rules for the Resolution of Employment Disputes (hereafter “Rules”), except as modified by this Agreement. The initiation and conduct of any arbitration hereunder shall be in accordance with the Rules and each side shall bear its own costs and counsel fees in such arbitration. Any arbitration hereunder shall be conducted in Philadelphia, Pennsylvania, and any arbitration award shall be final and binding on the Parties. The arbitrator shall have no authority to depart from, modify, or add to the written terms of this Agreement. The arbitration shall be conducted on a strictly confidential basis, and neither the Company nor the Employee shall disclose the existence of a claim, the nature of a claim, any documents, exhibits, or information exchanged or presented in connection with such a claim, or the result of any claim (collectively, “Arbitration Materials”) to any third party, with the sole exception of the Parties’ attorneys, accountants, and any other person reasonably necessary to litigate the arbitration (provided that they each agree to keep the Arbitration Materials confidential). Notwithstanding the foregoing, the arbitrator may grant interim injunctive relief or, notwithstanding anything to the contrary in this Agreement, the Company or Employee may commence litigation in court to obtain injunctive relief or an order requiring specific performance to enforce or prevent any violations of the Restrictive Covenants. The arbitration provisions of this Section 19 shall be interpreted according to, and governed by, the Federal Arbitration Act, 9 U.S.C. § 1 et seq., and any action pursuant to such Act to enforce any rights hereunder shall be brought exclusively in the United States District Court for the Eastern District of Pennsylvania, including the confirmation of any award arising out of the arbitration. The Parties consent to the jurisdiction of (and the laying of venue in) such court. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers. The Parties hereby agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding, agree to take all appropriate steps to file all confidential information (and documents containing confidential information) under seal in any such proceeding where possible, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement. If a party seeks to enforce the terms of this Agreement and is deemed the prevailing party by a Court or Arbitrator, the prevailing party shall be entitled to reasonable attorney’s fees and costs.

20.            Severability. If any provision of this Agreement is held to be void, null or unenforceable, the remaining parts, terms, or portions shall remain in full force and effect and shall not be affected, and said illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement.

21.            Taxes. Guerin agrees that he is solely liable for any and all income tax, other taxes, or assessments owed by Guerin in connection with any payment made pursuant to this Agreement. Guerin shall cooperate in the defense of any tax claims brought against Company associated with any payment made pursuant to this Agreement and shall indemnify and hold Company harmless against any action taken against it in the event any taxing authority challenges the allocation or characterization of the payment and/or seeks payment of taxes, interest, penalties, or other assessments from it in connection with any payments paid pursuant to this Agreement that are taxable to Guerin.

22.            No Admission of Wrongdoing. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed as an admission of liability or wrongdoing on the part of Guerin or any of the Released Parties, nor shall they be admissible as evidence in any proceeding other than for the enforcement of this Agreement.

23.            Modification. This Agreement may not be amended, modified or superseded in any respect except in a written instrument signed by both Parties. No oral statement by any employee of the Company shall modify or otherwise affect the terms and provisions of this Agreement.

24.            Entire Agreement. This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any prior written or oral agreements or understandings between the Parties except for the terms of any confidentiality, non-disclosure, or arbitration agreements, which shall remain in full force and effect. Guerin acknowledges that Guerin has not been offered or relied on any representations, promises, inducements, or agreements of any kind made to Guerin in connection with Guerin’s decision to accept this Agreement, except for those expressly set forth in this Agreement.

25.            Counterparts. This Agreement may be executed by the Parties in counterparts, which are defined as duplicate originals, all of which taken together shall be construed as one document. A signature by facsimile, PDF or email on this Agreement shall be as legally binding as an original signature.

26.            Acknowledgment. By signing the Agreement, Guerin acknowledges that Guerin has read this Agreement, fully understands the contents of this Agreement, freely, voluntarily and without coercion enters into this Agreement, and is signing it with full knowledge that it is intended, to the maximum extent permitted by law, as a complete release and waiver of any and all claims. By signing the Agreement, Guerin affirms that Guerin has full authority to enter into this Agreement and to be bound by it, and that Guerin is knowingly and voluntarily entering into this Agreement free of any duress or coercion. Traws hereby advises Guerin in writing to consult with an attorney of Guerin’s choice prior to execution of this Agreement and Traws will provide Guerin at least 5 days to consult with an attorney. If Guerin chooses to sign the Agreement in less than five days, Guerin acknowledges this choice was voluntary and without coercion, fraud, or misrepresentation.

27.            Binding Agreement. Guerin’s obligations and agreements under this Agreement shall be binding on Guerin’s heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company. The Company’s obligations and agreements under this Agreement shall be binding upon the Company’s affiliates, divisions, assigns and successors, including, without limitation, any person(s) or entity(ies) acquiring, directly or indirectly, all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization, or otherwise (and such successor shall thereafter be deemed included in the definition of “the Company” for purposes of this Agreement), and shall inure to the benefit of Guerin’s heirs, executors, and assigns. This Agreement is personal in nature and none of the Parties hereto shall, without the consent of the other Party, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in the preceding sentences of this section.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE EXECUTED THIS AGREEMENT FREELY AFTER INDEPENDENT INVESTIGATION AND WITHOUT FRAUD OR UNDUE INFLUENCE. THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN AND INTEND TO BE BOUND BY ALL OF ITS TERMS. NEITHER PARTY HAS MADE, NOR RELIED UPON, ANY ORAL OR WRITTEN REPRESENTATIONS NOT CONTAINED IN THIS AGREEMENT AND ITS INCORPORATED DOCUMENTS.

I acknowledge that I have been provided the opportunity to consider this Agreement for at least 21 days (although I may choose to execute them earlier). I understand that I cannot sign this agreement until after the Termination Date in order to be eligible to receive the separation and other benefits outlined in this Agreement.

EXECUTED ON February 5, 2025, by:	/s/ Mark Guerin
Mark Guerin

EXECUTED ON February 5, 2025, by:	/s/ Werner Cautreels
Werner Cautreels. Ph.D., CEO
Traws Pharma

Exhibit A

Second Release and Waiver of Claims (this “Release”)

1.            In further consideration of the payments provided by Traws Pharma, Inc. (“Traws”) to Mark Guerin (together with his heirs, administrators, representatives, executors, legatees, successors, agents and assigns in their capacities as such “Employee” or “Guerin”), as set forth in Section 3 of the Separation and Release Agreement between Employee and Traws (the “Agreement”), to the maximum extent permitted by law, to irrevocably and unconditionally release and forever discharge Traws and its subsidiaries (together, the “Company”) and each of its and their past or present parents, subsidiaries and affiliates, their past or present officers, directors, stockholders, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company and of the Company’s past or present parents, subsidiaries or affiliates, and the past or present trustees, administrators, agents or employees of all such pension and employee benefit plans (hereinafter collectively included within the term the “Released Parties”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, which Employee may have, or which Employee’s heirs, executors or administrators may have against the Released Parties, by reason of any matter, cause or thing whatsoever from the beginning of Employee’s employment with the Company to and including the date on which Employee executes this Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Employee’s employment relationship and/or the termination of Employee’s employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future, which includes any claim or right based upon or arising under any federal, state or local fair employment practices or equal opportunity laws, including, but not limited to, any claims under Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act of 1993, the Equal Pay Act, the Employee Retirement Income Security Act (“ERISA”) (including, but not limited to, claims for breach of fiduciary duty under ERISA), the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act (“OWBPA”), Worker Adjustment and Retraining Notification (“WARN”), Pennsylvania Human Relations Act, Pennsylvania Equal Pay Law, Pennsylvania Whistleblower Law, if applicable, Pennsylvania Pregnancy Guidelines of the Human Relations Commission, if applicable, including all amendments thereto, and any other federal, state or local statutes or common law under which Employee can waive Employee’s rights, any contracts between the Released Parties and Employee, and all claims for counsel fees and costs. Employee acknowledges that Employee has not made any claims or allegations related to sexual harassment or sexual abuse and none of the payments set forth in the Agreement are related to sexual harassment or sexual abuse.

2.            Release of Unknown Claims. As part of this Agreement, each Party acknowledges and agrees that it has reviewed and hereby expressly waives the provisions of Section 1542 of the California Civil Code, or any similar state or federal statute. Section 1542 provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Each Party acknowledges and agrees that, except as otherwise provided in this Agreement or by law, this Agreement extends to all claims or causes of action, of every nature and kind whatsoever, known or unknown, suspected or unsuspected, enumerated in this Agreement or otherwise. Each Party understands and agrees that it may hereafter discover presently unknown or unsuspected facts or claims different from or in addition to those that such Party now knows or believes to be true as to the matters released herein. Nevertheless, it is each Party’s intention, through this Agreement, to fully, finally and forever release all such matters, and all claims related thereto, which do now exist, may exist or heretofore have existed, except those subject to Section 3 below.

3.            Exclusions. Notwithstanding any contrary provision in this Agreement, excluded from this Agreement are any claims or rights that cannot be waived by law, including the right to file a charge of discrimination with, or participate in an investigation conducted by, an administrative agency. Guerin is waiving, however, the right to any monetary recovery or other relief in connection with such a charge. Nothing in this agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. Also excluded from the Release are any rights or claims arising under this Agreement or after the Effective Date

4.            Older Worker’s Benefit Protection Act. This Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that Guerin has or may have under the federal Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers’ Benefit Protection Act of 1990, 29 U.S.C. §§ 621 et seq. This Paragraph and this Agreement are written in a manner calculated to be understood by Guerin. Guerin is hereby advised in writing to consult with an attorney before signing this Agreement. Guerin has up to 21 days in which to consider signing this Agreement, although Guerin may sign this Agreement at any time within the 21-day period. If Guerin decides not to use all 21 days, Guerin knowingly and voluntarily waives any claims that Guerin was not given the 21-day period or did not use the entire 21 days to consider this Agreement. If Guerin does sign it, Guerin may revoke this Agreement at any time within the 7-day period following the date Guerin signs this Agreement by providing written notice of revocation to Werner Cautreels via email to wcautreels@trawspharma.com, so that such written notice is received before the 7-day period revocation period expires. If Guerin signs and does not revoke this Agreement within the 7-day revocation period, this Agreement will become effective on the 8th day after it is fully executed (the “Effective Date”). In addition, Guerin agrees that if Guerin revokes this Agreement as provided above, the Agreement shall not be effective or enforceable and Guerin will not receive the consideration provided herein. Guerin acknowledges that Guerin is signing this Agreement knowingly and voluntarily and intends to be bound legally by its terms.

5.            This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any prior written or oral agreements or understandings between the Parties except for the terms of any confidentiality, non-disclosure, or arbitration agreements, which shall remain in full force and effect. Guerin acknowledges that Guerin has not been offered or relied on any representations, promises, inducements, or agreements of any kind made to Guerin in connection with Guerin’s decision to accept this Agreement, except for those expressly set forth in this Agreement. No promise or inducement has been offered to Employee, except as expressly set forth herein, and Employee is not relying upon any such promise or inducement in entering into this Release; and

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE PARTIES ACKNOWLEDGE THAT THEY HAVE EXECUTED THIS AGREEMENT FREELY AFTER INDEPENDENT INVESTIGATION AND WITHOUT FRAUD OR UNDUE INFLUENCE. THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN AND INTEND TO BE BOUND BY ALL OF ITS TERMS. NEITHER PARTY HAS MADE, NOR RELIED UPON, ANY ORAL OR WRITTEN REPRESENTATIONS NOT CONTAINED IN THIS AGREEMENT AND ITS INCORPORATED DOCUMENTS.

EXECUTED ON	, 2025, by:
Mark Guerin